Exhibit No. 4.3
                   Form of Qualified Stock Option Certificate
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                        ELECTRONIC CONTROL SECURITY INC.

                       INCENTIVE STOCK OPTION CERTIFICATE

      For valuable consideration, receipt of which is hereby acknowledged, ELECTRONIC CONTROL SECURITY INC., a New Jersey corporation (hereinafter called the "Company"), hereby grants to JOYCE SUNSHINE whose address is 20 Mt. Washington Drive, Clifton, NJ 07013 (hereinafter called the "Optionee"), an Incentive Stock Option (the "Option"), subject to the terms and conditions hereof, to purchase from the Company an aggregate of twenty thousand (20,000) shares of the common stock, par value $.001 per share, (the "Common Stock") of the Company, subject to adjustment as provided for in Section 7 of this Incentive Stock Option Certificate. The Option is granted upon all of the terms and conditions set forth in this Incentive Stock Option Certificate and is subject to all of the terms of the Electronic Control Security Inc. Incentive Stock Option Plan adopted on September 16, 1986 (the "Plan").

      1. Purchase Price.

            The option price for the shares of Common Stock which may be acquired upon the exercise of the Option shall be $.10 per share, subject to adjustment as provided in Section 7 hereof. The option price is not less than the fair market value of a share of the Common Stock of the Company on the date of this Incentive Stock Option Certificate.*

      2. Exercise of Option

            Except as provided in Sections 5 and 6 hereof, the Option may be exercised only prior to the expiration of ten (10) years from the date hereof**, and as to the following respective number of shares of Common Stock of the
Company:


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provisions of Section 6 hereof; provided that any such termination of the Option under the foregoing provisions of this Section 4 will not prejudice any rights or remedies which the Company or any subsidiary of the Company may have under the Plan or this Incentive Stock Option Certificate or otherwise.

      5. Exercise Upon Cessation of Employment

            Except as otherwise provided in Section 6, any Option granted to Optionee, which is otherwise exercisable, shall expire immediately if such Optionee voluntarily terminates his employment with the Corporation without the written consent of the Corporation. Any Option granted to Optionee, which is otherwise exercisable, shall terminate upon involuntary termination of employment of an Optionee or voluntarily termination with the written consent of the Company. Notwithstanding the foregoing, the Option will not be affected by any change of duties or position of the Optionee so long as the Optionee continues to be an employee of the Company or any subsidiary of the Company. If the Optionee is granted a temporary leave of absence, such leave of absence shall be deemed a continuation of the employment of the Optionee by the Company or any subsidiary thereof for the purposes of this Option Certificate during the term of such authorized leave of absence, but only if and so long as the Company or the subsidiary which employs the Optionee consents to such authorized leave of absence.

      6. Exercise Upon the Death, Retirement or Disability of the Optionee

            (a) If the Optionee dies while in the employ of the Company or any subsidiary of the Company, the Option may, subject to the provisions of Sections 4 and 5 hereof, be exercised as to all the shares of Common Stock subject to the Option by the executor or administrator of such deceased Optionee or by such other person at the time entitled by law to the rights of such deceased Optionee under the Option, at any time within six (6) months after death, but in no event after the expiration of the term of the Option pursuant to Section 3.


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            (b) In the event that the employment of the Optionee by the Company or a subsidiary of the Company is terminated by reason of the "disability" of the Optionee, the Option may be exercised as to all shares subject to the Option by the Optionee at any time within one (1) year after the date of such termination of employment, but in no event after the expiration of the term of the Option. For purposes of the Plan, the term "disability" shall mean a physical or mental disability as defined in Section 105 of the Code.

            (c) In the event that the employment of the Optionee by the Company or a subsidiary of the Company is terminated by reason of the retirement of the Optionee, the Option may be exercised by the Optionee (to the extent otherwise exercisable on the date of the retirement of the Optionee) at any time within three (3) months after the date of such retirement, but in no event after the Termination Date specified in Section 4 of this Incentive Stock Option Certificate.

      7. Adjustments

            If (a) the Company shall at any time be involved in a transaction to which subsection (a) of Section 425 of the Internal Revenue Code is applicable;
(b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur which in the judgment of the Committee or the Board of Directors of the Company necessitates action by way of adjusting the terms of the outstanding options, the Committee shall recommend to the Board of Directors of the Company any such action as in its judgment it deems necessary to preserve to the Optionee rights substantially proportionate to the rights existing prior to such event. The determination of the Board of Directors of the Company with respect to any such adjustment shall be conclusive and binding upon the Optionee. No adjustments made pursuant to the provisions of this Section 7 shall constitute a modification of the Option within the meaning of Section 425(h) of the Code.


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      8. Registration and Resale

            (a) The shares of Common Stock subject to, and issuable upon the exercise of, the Option may be issued to the Optionee without registration under the Securities Act of 1993, as amended (the "Securities Act") and, if required upon the request of counsel to the Company, the Optionee shall give a representation as to his investment intent with respect to such shares prior to their issuance as set forth in Section 9.

            (b) Upon any sale or transfer of the Common Stock purchased upon exercise of the Option, the Optionee shall, if requested by the Company, deliver to the Company an opinion of counsel satisfactory to counsel to the Company to the effect that either (i) the shares of Common Stock to be so sold or transferred have been registered under the Securities Act and that there is in effect a current prospectus meeting the requirements of Section 10(a) of the Securities Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such shares of Common Stock may then be sold without violating Section 5 of the Securities Act.

            (c) If required by counsel for the Company the certificates representing shares of Common Stock issued upon exercise of the Option shall bear the following legend:

            THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

      9. Method of Exercise of Option

            Subject to the provisions of the Plan and this Option Certificate, the Option may be exercised by written notice to the Company from the person or persons entitled to exercise the Option, stating the number of shares with respect to which it is being exercised and accompanied by payment of the Option Price by (a) certified or bank cashier's check payable to the order of the Company, (b) shares of Common Stock of the Company owned by the Optionee or (c) any other consideration


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acceptable to the Committee or, in the absence of a Committee, to the Board of
Directors. If required by counsel to the Company, the notice of exercise shall be accompanied by representation and agreements to investment intent, in form satisfactory to counsel to the Company. As soon as practicable after receipt of such notice and payment, the Company shall, without transfer or issue tax or other incidental expense to the Optionee, deliver to the Optionee at 20 Mt. Washington Drive, Clifton, NJ 07013 or such other place as may be mutually acceptable, or, at the election of the Committee, by first-class insured mail addressed to the Optionee at the address of the Optionee as indicated in the employment records of the Company, a certificate or certificates for such shares of Common Stock of the Company or reacquired shares of its Common Stock, as the Company may, in its sole discretion elect.

            The Company may postpone the time of delivery of certificates for shares of its Common Stock for such additional time as the Company shall deem necessary or desirable to enable it to comply with the listing requirements of any securities exchange upon which the shares of Common Stock of the Company may be listed or the requirements of the Securities Act or the Securities and Exchange Act of 1934, as amended, or any rules or regulations of the Securities and Exchange Commission promulgated under either of said Acts or the requirements of applicable state laws relating to authorization, issuance or sale of securities.

            If the Optionee fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender of delivery thereof, the right of the Optionee to exercise the Option with respect to such undelivered shares may be terminated at the discretion of the Company. The Option may be exercised only with respect to full shares, and no fractional shares will be issued upon exercise of the Option.

      10. Right to Terminate Employment

            The right of the Company or a subsidiary to terminate (whether by dismissal, discharge, retirement or otherwise) the employment of the Optionee by the Company or the


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subsidiary at any time at will or as otherwise provided by any agreement between the Company or any subsidiary and the Optionee is specifically reserved and is not affected by the grant of the Option. Neither the Optionee nor any person entitled to exercise the rights of the Optionee in the event of the death of the Optionee shall have any of the rights of a stockholder with respect to the shares subject to the Option, except to the extent that the Option has been exercised.

      11. Notice to the Company Upon Disposition of Shares Acquired Upon Exercise of the Option

            In the event that the Optionee disposes (whether by sale, exchange, gift or otherwise) of any shares of Common Stock acquired by the Optionee pursuant to the exercise of the Option within two years from the date hereof or within one year after the transfer of such shares to the Optionee upon the exercise of the Option, the Optionee shall notify the Company of such disposition no later than 30 days after the date of such disposition.

      12. Amendment

            Notwithstanding anything to the contrary contained in this Incentive Stock Option Certificate, the Option may be amended by the Company retroactively and at any time to conform to the provisions of the Internal Revenue Code and the Treasury Regulations promulgated thereunder in order that the Option and the other options under the Plan may qualify as "Incentive Stock Options" within the meaning of Section 422A of the Internal Revenue Code, and no such amendment shall be considered prejudicial to the rights of the Optionee.

      13. Termination

            The Option shall be wholly void and of no effect after Termination Date specified in Section 3 hereof


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            IN WITNESS WHEREOF, Electronic Control Security Inc., has caused this Option Certificate to be executed by its officers, thereunto duly authorized, as of the 2nd day of January, 1998.

ATTEST:                              ELECTRONIC CONTROL SECURITY INC.


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                                           Arthur Barchenko
                                           President and CEO

ACCEPTED AND AGREED TO:


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    (the Optionee)